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                                                                     EXHIBIT 5.1



February 6, 1997


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044

Ladies and Gentlemen:

          We are acting as special counsel to The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-20781) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering U.S. $500,000,000 aggregate issue amount of (i) Common Stock, par value $0.01 per share, (ii) Preferred Stock, par value $0.01 per share, and (iii) debt securities (the "Debt Securities"), in each case to be issued from time to time by the Company. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the terms of the Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and the Debt Securities have been
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duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

          We note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          This opinion is expressly limited to the laws of the State of New York. In so far as our opinion involves the laws of the State of Maryland, we have relied with your consent solely on the opinion of Bruce I. Rothschild, Esq., General Counsel of the Company, addressed to us of even date herewith, a copy of which is attached hereto. To the extent that such opinion contains conditions and limitations, we are incorporating such conditions and limitations herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus and the caption "Validity of the Notes" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                              By: /s/ Timothy E. Peterson
                              -----------------------------------
                                Timothy E. Peterson



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February 6, 1997


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004

Ladies and Gentlemen:

          I have acted as counsel for The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-20781) (together with any amendments thereto, the "Registration Statement") which was filed by the Company under the Securities Act of 1933 (the "Act"), covering U.S. $500,000,000 aggregate issue amount of (i) Common Stock, par value $0.01 per share, (ii) Preferred Stock, par value $0.01 per share, and (iii) debt securities (the "Debt Securities") to be issued from time to time by the Company. Capitalized terms used herein have the meanings specified in the Registration Statement, unless otherwise defined herein.

          In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of the Articles of Incorporation of the Company, as amended and restated, the Bylaws of the Company, as amended, and all corporate proceedings, records, agreements, instruments and documents, and such statutory, constitutional and other material as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

          Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that:
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          1.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The Company has all the requisite corporate power and authority to enter into the Indenture and to issue the Debt Securities and to perform its obligations thereunder.

          3. Execution and delivery of the Indenture and the Debt Securities have been duly authorized by the Company.

          I wish to advise you that I am a member of the Maryland Bar and accordingly limit the opinions expressed herein to matters of the laws of the State of Maryland.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my opinion under the caption "Legal Matters" in the Prospectus and the caption "Validity of the Notes" in any Prospectus Supplement forming a part of the Registration Statement. I hereby also consent to the reliance of this opinion by Fried, Frank, Harris, Shriver & Jacobson.

                              Very truly yours,

                              /s/ Bruce I. Rothschild

                              Bruce I. Rothschild


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